Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2026 relating to the financial statements of CNL Healthcare Properties, Inc., which appears in Sonida Senior Living, Inc.’s Current Report on Form 8-K dated May 13, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
June 11, 2026

PricewaterhouseCoopers LLP, 4040 West Boy Scout Boulevard, Tampa, Florida 33607

T: (813) 229 0221, www.pwc.com